December 31, 1997
Page 37

                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated September 1, 1999, accompanying the consolidated financial statements of Cambio Inc., and subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



Grant Thornton LLP
San Jose, California
November 4, 1999